UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

ROTOBLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51428 20-08987999

(Commission File Number) (IRS Employer Identification No.)

300 B Street, Santa Rosa, CA 95401

(Address of principal executive offices and zip code)

(707) 578-5220

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Rotoblock’s audited financial statements for the fiscal year ended April 30,2011 as filed in the Form 10K filed on August 15,2011.

In this Form 8-K, references to “Rotoblock,” or the “Registrant” refer to Rotoblock Corporation, a Nevada corporation and references to “PRC” are to the People’s Republic of China.

Item 1.01 Entry into a Material Definitive Agreement

As noted in the Form 8KA filed on November 15, 2011 the parties to the Share Exchange Agreement of May 10, 2011 entered into an Amended and Restated Agreement and Plan of Share Exchange (the “Amended and Restated Share Exchange Agreement”) whereby the terms of the Share Exchange Agreement were amended and restated in their entirety. Pursuant to the terms of the Amended and Restated Share Exchange Agreement, the Daifu Shareholders have now agreed to transfer 100% of the outstanding shares of Daifu to the Rotoblock (the “Registrant or “Rotoblock”)”) in exchange for the issuance of 73,801,525 shares of the Company’s common stock to the Daifu Shareholders.

On November 18, 2011 (the “Closing Date”), the Registrant completed its acquisition of daifuWaste Management Holdings Limited, a Cayman Islands company ("Daifu”), the shareholders of Daifu (the “Daifu Shareholders”), which own shares constituting 100% of the issued and outstanding ordinary and preferred shares of Daifu (the “Daifu Shares”), and Chien Chih Liu, the principal shareholder of the Registrant (the “Rotoblock Principal Controlling Shareholder”). Pursuant to the terms of the Share Exchange Agreement, the Daifu Shareholders transferred all of the Daifu Shares to us in exchange (the “Share Exchange”) for the issuance of 73,801,525 (the “Shares”) shares of our common stock, par value $0.001 per share (the “Common Stock”) to the Daifu Shareholders.

All outstanding warrants (the “Rotoblock Warrants”) of the Registrant to purchase in the aggregate 9,281,160 shares of Common Stock of the Registrant have been left intact and remain outstanding after the Share Exchange. As a result of the Share Exchange, Daifu became our wholly-owned subsidiary and the Daifu Shareholders acquired approximately 83.1% of our issued and outstanding Common Stock and Common Stock equivalents (including the shares underlying the Rotoblock Warrants).

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Item 2.01 Completion of Acquisition

On the Closing Date, we consummated the transactions contemplated by the Share Exchange Agreement, pursuant to which we acquired all of the issued and outstanding shares of Daifu in exchange for the issuance of 73,801,525 shares of our Common Stock to the Daifu Shareholders, which resulted in Daifu becoming our wholly-owned subsidiary.

Item 5.01 Changes in Control of the Registrant

On the Closing Date, we consummated the transactions contemplated by the Share Exchange Agreement, pursuant to which we acquired all of the issued and outstanding ordinary and preferred shares of Daifu in exchange for the issuance of 73,801,525 shares of our Common Stock to the Daifu Shareholders, representing approximately 83.1% of our issued and outstanding shares of Common Stock and Common Stock equivalents (including the shares underlying the Rotoblock Warrants).

Other than the transactions and agreements disclosed in this Form 8-KA, we know of no arrangements which may result in a change in control at a subsequent date.

Description of Business

Overview

Prior to the Share Exchange, the Registrant was a development stage enterprise whose operations relate to the development, manufacture and marketing of the Oscillating Piston Engine (OPE) technology and other energy-efficient and environmental equipment in China. The OPE patented internal combustion engine is different than conventional reciprocating engine technology in that the current oscillating piston design incorporates four pairs of pistons. Each of these eight pistons is alternately attached, through two oppositely rotating adjacent discs, to two coaxial drive shafts extending from the center of one face of the cylinder block. Each piston is attached to a single disc such that four non-adjacent pistons are rigidly affixed to the upper disc and the remaining four to the lower. Each concentric shaft is attached, respectively, to the connecting discs. The OPE technology is also a departure from conventional engine design, resulting in fewer moving parts, has allowed the Company to produce an engine with reduced frictional losses, which if proven in testing, could lead to increased reliability, improved performance and longer engine life.

The Company is in the process of improving the OPE technology to make the engine more efficient, economical and environmentally friendly in an effort to make it attractive to engine manufacturers to either acquire the technology or negotiate license agreements to use the technology. The Company has made several changes to the prototype engine. All parts except the crankshaft and engine block have been redesigned.

The Company will continue the research, development and testing efforts, with test runs of the engine, until it is certain that there has been completed the best, most efficient model. This goal will be considered to be reached when the engine demonstrates a power to weight ratio of 2:1.

The company has an option to acquire all of the rights, title and interest in and to a patented technology and prototype engine the Oscillating Piston Engine (OPE). The Company does not own the patents or rights underlying the patents, but rather, have been granted the use thereof and an option to purchase the rights. Pursuant to the terms of the agreement, the options may also be assigned to a third party without consent of the Estate of the Optionor. The patent options will allow the Company to development products in the following areas: the basic

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Oscillating Piston Engine, Oscillating Piston Engine for a ducted fan for aircraft, boats or hovercraft, Oscillating Piston Engine for an electrical charging system for electrically powered vehicle, Oscillating Piston Engine for Pumping Systems and Oscillating Piston Engines as a power source for helicopters.

Since the Company has been a development stage enterprise there are limited assets and no significant revenue recognized until the products are sold. On February 11, 2010, the Company entered into an Investment Agreement with Samyang Optics Co. Ltd. (“Samyang”), a South Korean Corporation listed on the Korea Exchange, whereby Samyang loaned the Company $2,000,000 in the form of a convertible promissory note. In turn, the Company acquired 977,966 shares of Samyang for the amount of $1,000,000.

The funds are being used for the company’s development activities.

Rotoblock Inc., is Registrant's wholly-owned subsidiary and is a Canadian corporation which was incorporated on September 2, 2003. We acquired all of the outstanding shares of Rotoblock, Inc. on March 30, 2004 in exchange for issuing 300,000 shares of our Common Stock to the shareholders of Rotoblock, Inc. Daifu, our wholly-owned subsidiary, was incorporated in the Cayman Islands on August 1, 2000. Daifu owns 100% of daifuWaste Management Holding (“daifuWaste Samoa”), which was incorporated in Samoa on October 3, 2007. daifuWaste Samoa owns: (i) 100% of daifuWaste Solutions Inc. (“daifuWaste Solutions”), a company incorporated in the British Virgin Islands (“BVI”) on August 11, 2000, (ii) 100% of daifiWaste Investment Limited (“daifuWaste Investment”), a company incorporated in Samoa on October 3, 2007, and (iii) 95% of Hydroclave China Inc. (“Hydroclave”), a company incorporated in the BVI on July 15, 2002. daifuWaste Solutions owns 100% of dafuWaste Investment (Hong Kong) Limited (“daifuWaste HK”), a company incorporated in Hong Kong on March 6, 2000. daifuWaste HK owns 100% of the equity of Puhua Kangjian Environment Technology (Shenzhen) Limited (“PHKJ”), a wholly foreign owned entity incorporated in the PRC on September 15, 2003.

As a result of the Share Exchange, Daifu became our wholly owned subsidiary and we acquired the business and operations of PHKJ, its PRC subsidiary. PHKJ designs, develops and sells medical waste treatment non-incinerator systems in China.

Our current corporate structure is set forth below:

Rotoblock Corporation
(Nevada)
100%

100%		100%
diafu Waste Management		Rotoblock, Inc
Holding Limited (Cayman)		(Canada)
(Cayman Islands)

	100%
	diafu Waste Management
	Holding Limited
	(Samoa)

95%	100%	100%
Hydoclave China, Inc	diafuWaste Solutions, Inc	diafuWaste Investment Limited
(BVI)	(BVI)	(Samoa)

	100%
	diafuWaste Investment Hong Kong
	(Hong Kong)

	100%
	Puha Kangjian Environmental Technology

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Our Business

Daifu's goal is to become the leading medical waste management company in PRC, by leveraging our existing leadership position as a medical waste technology provider to expand the company from a solution provider to service-solution provider.

Daifu is a holding company that only operates through our direct Chinese subsidiary. Through our Chinese subsidiary, we design, develop, manufacture and sell medical waste treatment (“MWT”) non-incinerator systems in China. We market, sell and service our 5 series of “海卓科 (HAI ZHUO KE)” branded medical waste treatment systems in China. There are over 10 sets of systems in operation in China currently. Our client bases are hospitals and non-hospital medical institutions in China, including No. 302 Hospital in Beijing, a leading hospital in China. We also donated a mobile MWT system to Sichuan province, the most populous province in China, after the May 2008 earthquake.

Daifu has started to expand to servicing by investing and acquiring centralized medical service centers in China. We are prepared to make additional investments in medical service centers after becoming a public company with access to more funding sources.

Daifu Products - What We Sell

Daifu markets sells and services its 5 series of “海卓科 (HAI ZHUO KE)” branded medical waste treatment (MWT) non-incinerator system in China. The MWT system we manufacture and sell is based on the licensed technology from Hydroclave Systems Corp. (“Hydroclave Canada”), a Canadian company that specializes in MWT and Special Waste Treatment (“SWT”). The systems works under high-pressure and high-temperature environment and use steam to sterilize and disinfect the medical waste materials. The medical waste is also shredded into small proportions during the treatment. After the treatment, the medical waste is non-recognizable and harmless and ready for landfill. The daifu technology has the advantages of high-efficiency, environment-friendly and low operation and maintenance cost. Also, the daifu system is in full compliance with the specification and emission requirements issued by World Health Organization (WHO) and “The Technical Specifications Regarding the High-Temperature Steam Centralized Treatment of Medical Waste”, issued by China Ministry of Environment Protection (MEP).

Daifu Product Series

The daifu MWT non-incinerator system has the following series, capacity and applications:

Series Name	Working Temperature (C)	Batch Name (L)	Batch Capacity (Kg)	Application
H25 Series	134	700	115	In-house hospital; mobile system; or small centralized waste management facility
H35 Series	134	1000	160	In-house hospital; mobile system; or small centralized waste management facility
H65 Series	134	1800	300	Centralized waste management facility
H100 Series	134	2800	450	Centralized waste management facility
H250 Series	134	7000	1200	Centralized waste management facility

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We have registered the trademark of “海卓科 (HAI ZHUO KE)” with the Trademark Office of the State Administration for Industry and Commerce of China. Daifu uses the trademark for the sales and marketing of our products. Our trademark expires in May 2013 and may be renewed thereafter.

Working Principle of Our Products

The “海卓科 HAI ZHUO KE)”-branded MWT non-incinerator system applies high-temperature and high-pressure steam to treat all kinds of medical waste materials. To achieve the goal of thorough and even sterilization of infectious waste material, we applied 2 principles when designing our systems:

·         The waste is treated in a continual mixing and fragmenting hot vessel, to ensure that all waste particles from small needles to bulk liquid infectious wastes are subjected thoroughly and evenly to a heat temperature that kills micro organisms;

·         Instead of exposing the medical waste to be treated to direct steam, indirect steam is used. The indirect steam ensures uniform heat and allows the waste to generate its own steam from its moisture. The indirect process also greatly reduces emission of hazardous materials into the air.

Components of the Daifu System

The Daifu MWT system is usually made up of the following components:

Sterilizer

The system is the main component. The sterilizer sterilizes the waste with high temperature and pressure and simultaneously fragments and dries the waste to reduce significantly the weight and volume of the waste.. The sterilize has 2 different styles: 1) front loading systems and 2) top loading systems.

Boiler

The boiler generates the high temperature steam used in the sterilizer. The boiler can be operated using various fuel types based on availability and customer preferences. The most common fuels are oil, natural gas, propane, coal or diesel. Steam from the boiler can also be used to heat water for the Container Cleaning System.

Conveyor

The conveyer moves the treated waste from the sterilizer to the shredder and to a compactor or a collection container or truck. The conveyors are custom designed and built to suit the specific installations.

VOC Waste Gas Filter System

The filter system is an important component that condenses and filters the pressurized gases generated during treatment of the medical waste in the sterilizer. Volatile organic compounds (“VOCs”) are produced during the high temperature treatment and must be filtered before being released to the atmosphere. This specially engineered system ensures that these gases are cooled below 40°C and filtered to release environmentally non-harmful emissions to the atmosphere.

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Shredder

The shredder (or grinder) is used to further reduce the size of the waste fragments after the treatment cycle. The waste is already fragmented and considerably reduced in size within the sterilizer’s treatment cycle. However, some local regulations or landfill operators require additional shredding to ensure the fragments are “unrecognizable” to prevent reclamation of any waste residues.

Container Cleaning System

The cleaning system is automated and is used to clean the soiled waste bins that are used to transport the waste to the facility from the hospitals or other sources. A chain conveyor method conveys the soiled waste bins through a series of high pressure hot water sprays and then through another series of sprays that chemically sanitize the containers. The excess water is blown off to dry the waste bins before they are shipped back to customers for reuse.

Control Panel

The control panel fully automates the system by using state-of-the-art logic controllers and a large touch screen. The panel is designed for ease of use and requires minimal operator training. Smaller remote panels can be used for ease of access by connection to the main control panel. The system logs all treatment cycle data and is accessible via the internet, making data retrieval convenient and allowing technicians to troubleshoot remotely.

Technical Advantages of Our System

Compared to other MWT techniques, such as incinerator, microwaving and heat-pressure, the Daifu system has the following advantages:

·         Zero-emission of Dioxin, the most toxic elements often found in medical wastes treatment;

·         The sterilization result passes the industrial standard of LOG4 (for which the survival probability rate after-treatment is 1:10,000), reaching LOG6 (for which the survival probability rate is 1:1,000,000) to LOG8 (for which the survival probability rate is 1:100,000,000);

·         The steam generated can be recycled and reused, thus saving energy and cost;

·         Low operating and maintenance cost and low emission;

·         Complete automated operation, ensuring safety;

·         No emission of any toxic, hazardous and infectious substances into the air;

·         Greatly reduce the volume and weight of disposable post-treatment waste.

Manufacturing

Currently Daifu OEMs the manufacture of our system through our third-party partners, including Tianjin Huatai Pressure Container Corporation Ltd. (“Tianjin Huatai”) and Zhejiang Muopeng Machinery Corporation, Ltd (“Zhejiang Muopeng”). Tianjin Huatai is mainly responsible for the manufacturing of the sterilizer. Zhejiang Muopeng is mainly responsible for the manufacturing of the periphery components, such as the conveyor and loading platform. We purchase the control panel and other parts from third-party suppliers based on quality, price and other terms.

When we get a firm order with a deposit from our clients, we will place the order with our manufacturing partners. The usual manufacturing time is between 30 and 60 days. We have been satisfied with our partners from working with them for over 5 years. We also have a plan to acquire a specialized pressurized vessel company in China so that we can start to manufacture our systems internally. The discussion with the target is underway and we hope to complete the acquisition soon.

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Environmental Protection

Our manufacturing operations are subject to PRC environmental laws and regulations on air emission, solid waste emission, sewage and waste water, discharge of waste and pollutants, and noise pollution. These laws and regulations include Law of the PRC on Environmental Protection, Law of the PRC on the Prevention and Control of Water Pollution, Law of the PRC on the Prevention and Control of Atmospheric Pollution, Law of the PRC on the Prevention and Control of Pollution from Environmental Noise and Law of the PRC on the Prevention and Control of Environmental Pollution of Solid Waste. We are also subject to periodic monitoring by relevant local government environmental protection authorities.

According to these environmental laws and regulations, all business operations that may cause environmental pollution and other public hazards are required to incorporate environmental protection measures into their operations and establish a reliable system for environmental protection. The operations must adopt measures to prevent and control pollution levels and harm caused to the environment in the form of waste gas, waste water and solid waste, dust, malodorous gas, radioactive substance, noise, vibration and electromagnetic radiation generated in the course of production, construction or other activities. Companies in the PRC are also required to carry out an environment impact assessment before starting construction of production facilities and the installation of pollution treatment facilities. The assessment shows that the construction or instruction will meet the relevant environmental standards and treat pollutants before discharge. Daifu has done the required environment impact assessment before selecting our OEM third-party partners and all of our third-party partners have obtained all the required permits and environmental approvals.

Health and Safety Matters

The PRC Production Safety Law (the “Production Safety Law”) requires that our third-party partners maintain safe working conditions under the Production Safety Law and other relevant laws, administrative regulations, national standards and industrial standards. Our third-party partners are required to offer education and training programs to their employees about production safety. The design, manufacture, installation, use and maintenance of our safety equipment must conform to applicable national and industrial standards. In addition, our third –party partners are required to provide employees with safety and protective equipment that meet national and industrial standards and to supervise and educate employees to wear or use such equipment according to the prescribed rules.

Daifu complies with all applicable labor and safety laws and regulations and has implemented internal safety guidelines and operating procedures.

Daifu also complies with the new PRC Labor Contract Law, which came into effect on January 1, 2008, and does not believe this new law will have any adverse impact on our business and operations. Since daifu started business, no employee has been involved in any major accident at work, and we have never been subject to governmental disciplinary actions over the labor protection issues.

Daifu Research and Development Efforts - How We Create New Products and Enhance Existing Ones

Daifu currently operate one research and development center located in Beijing. As of June 30, 2011, we had 6 research and development staff (all of whom hold college degrees in mechanical engineering and automation) who independently manage new product development projects. Our research and development center’s mission is to develop advanced system, lower emission and achieve higher efficiency in treatment process, and to provide training. We have also recruited renowned experts in the industry to be our technology advisors. Their contribution and insights also helped us to develop new and advanced products.

Sales Process

We have established a sales network nationwide which is composed of sales representatives, agents and third-party partners. Most of our projects are centralized municipal waste treatment centers. The centers usually finance the projects through special government bonds. Daifu also sells to hospitals and medical institutions

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nationwide. We usually obtain the potential project leads through our contacts in various cities. Then we will contact the contractor who will operate the waste treatment centers. We will work with the contractor to incorporate our technology and specifications in the feasibility study that is prepared by the local Development and Reform Commission (DRC). Then the feasibility study will be presented to the provincial (municipal) DRC for environmental impact study and be submitted to the National Development and Reform Commission (NDRC) for evaluation and approval. The NDRC has the final authority to approve the project and allocate the government bonds for the construction. Usually the NDRC only approve the projects presented to it twice per year.

After the project is approved and the funds allocated, the local contractor will start the project design process. In this process, we work together with them to include our technology and specifications into the final design. Then a bidding process for the equipment of the treatment center takes place. If daifu wins the bidding, we will start the manufacturing process and deliver the system to the contractor based on the time frame of the contract. An indicative sales cycle for our system is between 6 to 12 months, depending on the size and sophistication of the system.

Once Daifu wins the bidding and sign the sales contract with a customer, we will ask them to pay a deposit between 30% and 50% of the total contract value. When the system is delivered, 90% to 95% of the total contract value will be paid. The balance will be held to cover the warranty and will be paid at the end of the warranty period (typically 12 months) provided that no warranty repairs are required from the operation of the system and all technical specifications are met to the satisfaction of the owner and operator.

Sales and Marketing Strategy

In the future, daifu' sales and marketing strategy will focus on the following aspects:

Strengthen our sales efforts through hiring more sales representatives

We plan to hire more full-time sales representatives and to establish more branch offices in China, especially in the regions that we have established market awareness and reputation, such as Southeastern China. This will improve our contacts with existing and potential clients as well as enable collection of market intelligence for potential clients.

Expand our nationwide agents and business partner networks

Besides establishing in-house sales force, we will also depend on our agents and business partner network for sales leads and market intelligence. As discussed above, the sales process for selling our systems is usually complicated and multiple government bodies and regulators are involved. This complexity means that we have to rely on our local contacts for the most recent and accurate market information. Establishing a reliable and long-term sales agent network nationwide is critical for our future growth.

Improve the name-recognition of our company and products

Since daifu started operations in 2001, we have witnessed the growth and development of the MWT industry in China as well as the gradual increase in the awareness of the need to protect the environment in China. The general population in China is becoming more aware about environmental protection issues. We believe that this development is a good trend for daifu. Through participating in related conferences and exhibitions, as well as making selective social welfare donations, such as to the earthquake-struck regions of Sichuan Province, we will try to increase the market awareness of our technology and system and improve our competitive position as a result.

Next Step: Entry into Waste Management Services

Daifu wants to become the leading medical waste management company in PRC, by leveraging our present leadership position as a medical waste technology provider and expanding our business from a solution provider to a service+solution provider. Daifu estimates that the medical waste market is a RMB 5 billion market, in both equipment and services.

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Daifu started in 2002 and has a strong brand as a technology provider to the medical waste market and government in China for over the past nine years. Government agencies have approved our products and granted licenses. Provinces and cities are using our technology and systems. This government acceptance gives daifu a competitive advantage to enter the medical waste service business in a market that is still fragmented. Daifu has a good chance to become a leader in the service business.

As China’s economy continues its growth and the living standard keeps rising, the demand for high-quality and affordable healthcare will continue to increase. To meet the ever-present popular demand as well as to harness social harmony, the Chinese government has encouraged the entry of private capital into all sectors relating to healthcare, including hospital, medical institutions and other industries. The number of hospitals in China in 2009 exceeded 20,000 with over 4.4 million hospital beds. The overall utilization rate of hospital beds stood at the high level of close to 80% nationwide. The total number of in-patients and out-patients in China in 2009 was 5.5 billion and 132.5 million. These numbers represent a10% increase from 2008 numbers.

The growth in use of hospitals and medical institutions has increased production of medical waste. By industry standard, one hospital bed will produce 0.5-1.0 Kg of waste per day when occupied and 20 to 30 out-patients will produce 1.0 Kg of waste. Daifu estimates the amount of medical waste produced in China now totals approximately 3,000 tons per day and over 1 million tons annually. How to cope with the this medical waste has become a huge challenge to China’s environment and public safety. The Chinese government has continued to implement policies to improve environmental protections and public hygiene for the last ten years. Such incidents as the SARS epidemic catalyzed improvement in rapid response to public health emergencies. In 2008, China encountered difficulties in medical waste treatment in the earthquake area of Sichuan. As one of the waste industry leaders, daifu developed and made its first mobile medical waste treatment unit and donated to the Chinese government to aid in Sichuan emergency . This mobile unit demonstrates the importance of readiness to deal with medical waste in emergency situations. The government is considering the purchase of more mobile units for cities all over China and to allow daifu to provide long term mobile unit services under joint venture agreement or BOT (Build, Operate and Transfer) structure.

Currently, China’s medical waste management industry is in its infancy and fragmented. Only first-tier cities, such as Beijing, Shanghai and Guangzhou, enforce government regulations on medical waste treatment. Most Chinese cities, except large first tier cities such as Beijing, Shanghai and Guangzhou, lack centralized MWT centers that the Ministry of Environment Protection (“MEP”) requires. The proportion of medical waste that is centrally treated is small. In most small cities and the countryside, the government-issued rules and regulations on the proper and safe treatment of medical wastes are often neglected. Sales of used medical wastes, such as needles and blood bags, for profit are still widespread in these cities and countryside. However, daifu expects the second and third tier cities to follow first tier cities to comply with the medical waste treatment policy issued by the central and local governments.This development will create new market opportunities for daifu in both system sales and the MWT center business.

Daifu is constantly evaluating the needs of the market by direct discussion with city environmental agencies and medical waste management operators. Daifu also participates in conferences and research forums and maintains good communication with the State Environmental Protection Agency (“SEPA”) to learn about waste policy updates. Our active presence in the field is valuable to the company in assessing potential investments and acquisitions.

Daifu plans to leverage our superior technology and market positioning to expand into the business of operation and management of municipal MWT centers. The current conventional technology is the incinerator, which creates significant air pollution issues. Daifu believes that our technology is superior and more environment-friendly than the competing technologies. Our strategy is to enter into the business of managing the MWT centers in various cities. Expert in non-incinerating technology, daifu plans to invest in centers with conventional incinerators and converting the incinerators to daifu's non-incinerating technology for added efficiency and environmental friendliness. This plan is consistent with the direction of development encouraged by current governmental policy.

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Daifu has started expansion to the service-solution business by investing and acquiring centralized medical service centers in a few Chinese cities .We entered a joint venture with Hainanzhou Luhuan Medical Waste Disposal Co. Ltd.  in October 2009 to provide medical waste treatment to the city of Hainanzhou, in Qinghai province.  Under the current arrangement, daifu starts with a minority position which will enlarge to a majority in the future. This project is scheduled to be in operation in the second quarter of 2012

As we implement our plan to enter into the business of managing medical waste treatment centers, Daifu intends to become an integrated player in the medical waste treatment industry in China, covering equipment sales, technology transfer and consulting, as well as management of treatment centers. We believe that, there are few companies in China with a similar business model and that we will enjoy an early entry advantage over our competitors.

Customers

Daifu has a limited history of operation. In 2009, we acquired one new customer. In 2010, we acquired six new customers and in 2011, we acquired two new customers. The principal industries of our customers include hospitals, waste management, environmental protection and municipal government agencies.

Warranty Program

Warranties for Daifu's products vary by geography and product and are competitive with other suppliers of these types of products. Generally, our product warranties are 12 months after installation. The customer will hold back between 5% and 10% of the contract value will be kept as warranty cost and will be pay the balance to Daifu after the warranty period expires if no defect in the operation of the system and all technical specifications are met to the satisfaction of the owner and operator during the warranty period.

Our warranties generally cover defects in workmanship and materials and are limited to specific usage parameters.

After Sales Service

Daifu strives to serve our customers as quickly as practicable. After receiving a complaint which requires immediate attention, an engineer will be dispatched to the customer to resolve the problem generally within 24 hours. We have set up a major client response line to communicate with end users and customers. We have also established a department and data collection center that monitor our after-service department and provide it with support.

Our Industry

Governmental legislation and regulation increasingly require the proper handling and disposal of regulated wastes like medical waste and hazardous industrial waste. Medical waste are composed of infectious, toxic and other hazardous wastes which are directly or indirectly produced in the medical care, prevention, health care and other related activities by medical institutions. Medical wastes specifically include infectious wastes, pathological wastes, traumatic wastes, chemical wastes, and drugs.

These wastes contain a large number of bacterial viruses and have the characteristics of space pollution, acute viral infection and latent infection. If the wastes are thrown away and mixed with other living garbage, they will pollute air, water, land, animals and plants, resulting in the spread of diseases, and serious harm to human health.

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Medical Wastes in China

The collection and treatment of medical waste and solid hazardous wastes have become a booming industry since 2003 when SARS broke out, and have grown rapidly in the past three years. Production of medical waste has grown as hospital bed usage and outpatient visits have increased.

Medical Wastes (Outpatients)	Year 2006	Year 2007	Year 2008	Year 2009
Out patients per year	2,446,000,000	2,842,000,000	3,532,000,000	5,490,000,000
Outpatients Per 1 KG	25	25	25	25
Medical Wastes per year by Outpatients (in tons)	97,840	113,680	141,280	219,600
Medical Wastes (Beds Used)	Year 2006	Year 2007	Year 2008	Year 2009
Licensed Beds	3,511,779	3,700,562	4,038,707	4,416,000
Wastes (KG)/Day/Bed	0.75	0.75	0.75	0.75
National Bed usage rate	64.9%	70.9%	74.7%	77.7%
Medical Wastes/Day	1,709	1,968	2,263	2,573
Operating days/Year	330	330	330	330
Medical Wastes per Year by used beds (in tons)	564,088	649,365	746,686	849,230
Medical Wastes in Total (in tons)	661,928	763,045	887,966	1,068,830

         Source to: Ministry of Health (MOH) Statistics Year Book 2009 and internal analysis.

According to the MOH statistics, Daifu estimates that the annual market size for medical waste collection and treatment was at least RMB 2.8 billion (or more than $400 million) in 2009, and the market may grow by 10-15% per year in the next 5 years.

According to the “Hazardous waste and medical waste disposal facility construction planning” of 2004 (the “Planning Report”), which was jointly published by the Ministry of Environmental Protection and the State Finance Department of Commerce Ministry, a total of 342 medical waste treatment centers and hazardous waste treatment centers would be established in 326 first-tier and second-tier cities (covering almost all prefecture-level cities). Among these centers, non-incinerator technology (which Daifu use) would be employed in 287 centers which would deal with 3 to 15 tons medical wastes daily. Incineration technology would be used in 28 large cities which are mostly capitals in each province. However, our technology can be used to update these incinerators when updating is required.

In the Planning Report, another 24 centers/cities are supposed to deal with medical waste and hazardous wastes. These centers will typically use incinerators.

Outside these large and medium sized cities, daifu believes a significant untapped market exists for Daifu''s mobile systems. According to the Administrative Divisions Forum www.xzqh.org in 2010 mainland China (excluding Taiwan, Hong Kong and Macau) has 356 prefecture-level cities, 845 county-level cities and 357 counties in. According to the Planning Report, only 326 cities have planned to establish medical waste treatment centers. Thus 1,202 counties/county-level cities have not installed and even planned to install qualified facilities to dispose of medical waste.

Regulation

China’s medical waste equipment industry and medical waste collection and treatment industry are regulated by various government agencies, including the Ministry of Environmental Protection (“MEP”). The MEP has branch offices across China to oversee the medical waste industry at the provincial and county levels. The MEP and other government agencies such as the National Development and Reform Commission (“NDRC”), the MOH, the General Administration of Quality Supervision, Inspection and Quarantine of the PRC (“AQSIQ”) and the Ministry of Commerce (“MOFCOM”), have promulgated rules and regulations relating to the production and the procurement of medical waste equipment, the pricing of medical waste collection, the operation of the equipment, and the licensing and operation of medical waste treatment centers.

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The medical waste industry is also subject to extensive provincial and local laws and regulations. This statutory and regulatory framework imposes a variety of compliance requirements, including requirements to obtain and maintain government permits. These permits grant the authority among other things:

·       to make medical waste equipment;

·       to construct and operate collection, transfer and processing facilities.

Permits must be periodically renewed and are subject to modification or revocation by the issuing authority. Regulations also govern the definition, generation, segregation, handling, packaging, transportation, treatment, storage and disposal of medical waste. In addition, extensive regulations minimize employee exposure to medical waste.

Permits licensing China’s medical waste equipment industry and medical waste collection and treatment industry are subject to two types of permits: Boiler and Pressure Vessel Manufacturing Permit and Hazardous Waste Management Permit.

·       Boiler and Pressure Vessel Manufacturing Supervision and Management Methods of 2002. The Boiler and Pressure Vessel Manufacturing Supervision and Management Methods of 2002 authorize the AQSIQ and its provincial branches to issue and review Boiler and Pressure Vessel Manufacturing Permits.

·       Hazardous Waste Management Permit Management Methods of 2004. The Hazardous Waste Management Permit Management Methods of 2004 authorize the MEP and its county level branches to issue and review hazardous waste management permits. Comprehensive hazardous waste management permit allows the handling of hazardous waste collection, storage and treatment; Hazardous waste collection permits allow only the collection of hazardous waste. Only an enterprise that holds a comprehensive hazardous waste management permit is allowed to collect, store, transport and dispose of medical waste.

Technology Regulations Different regulations apply to the four technologies used in medical waste treatment centers. The technologies are incineration; steam based engineering chemical disinfection and microwave disinfection. All regulations govern waste collection, storage and treatment, daily capacity limitations, selection of plant, facilities infrastructure, and green protection methods for a medical waste incineration plant (or medical waste disposal center). The regulations require the plant (or medical waste disposal center) to acquire a hazardous waste management permit.

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State Planning: After SARS (Severe acute respiratory syndrome) broke out in 2003, the MEP issued the Hazardous Waste and Medical Waste Disposal Facility Construction Planning Of 2004. This policy had the following goals.

·       By the end of 2006, to eliminate hazardous waste, medical waste and radioactive waste pollution issues, and achieve the safe storage and disposal of the nationwide hazardous waste, medical waste and radioactive waste.

·       To plan and construct 31 large hazardous waste disposal centers to increase hazardous waste disposal capacity by 2.82 million tons per year; 300 medical waste disposal centers to increase medical waste disposal capacity to 2,080 tons per day.

·       To invest RMB14.92 billion, including RMB6.98 billion in 31 large hazardous waste disposal centers, and RMB6.89 billion in medical waste disposal centers.

·       To support installment of large hazardous waste disposal centers and medical waste disposal centers with national bond funds issued by the central government and local governments; to attracts private capital to the operations of large hazardous waste disposal centers and medical waste disposal centers.

·       To take full advantage of franchise and other methods to prevent low level, disorderly competition and duplicate construction of hazardous waste centers and medical waste disposal centers.

·       To implement a pricing policy for the treatment of hazardous waste and medical waste, establish reasonable pricing criteria; to provide preferential policies to those disposal centers that efficiently treat waste.

Important Domestic Regulations in P.R.C.: After the 2003 SARS breakout, government authority agencies including the MEP and MOH issued laws and regulations to regulate the development of medical waste collection, storage and treatment.

·       Management Regulations on Medical Waste of Medical Institutions of 2003. These regulations regulate medical institutions in the collection, transportation storage and disposal of medical waste. The regulations give the MOH and its branches power to punish violations of the regulations..

·       Medical Waste Management Regulations of 2003 by the State Council. These regulations govern the storage, transfer and disposition of medical waste. The regulations prohibit any company or individuals from transferring or selling medical waste illegally and provide for punishment of violations. . The regulations provide that medical waste is not permitted to be mixed with other waste and garbage. Medical waste is to be sorted and stored in special containers with special logos. The regulations also require medical institutions and medical waste management centers to provide training and protection for employees who are engaged in collection, transport, storage and disposal of medical waste. The regulations also require registration of medical waste with information about the source, species, weight or quantity, the transfer time, disposal methods, the final destination and the persons handling the treatment and disposal. The registration information is to be kept at least three years.

·       Medical Waste Management Rules of Administrative Penalty of 2004 by MOH. These rules set forth sanctions for violations the above regulations.

·       PRC Solid Waste Pollution Prevention Law of 2004. Under this law, any companies, agencies and individuals engaged in collection, storage, disposal and management activities of hazardous waste, must obtain an operations license from municipal and provincial-level branches of MEP.

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·       PRC Enterprise Income Tax Law of 2007 by NDRC. This law, income tax provides for tax incentives for investment and operations in state supported public infrastructure or environmental protection projects. The incentives include tax reduction or credits for investment in equipment that protects the environment, or promote energy and water conservation and production safety.

Competition

The market for MWT systems is still relatively new and fragmented in China. No company, either foreign or Chinese, dominates the industry. A few foreign companies are seeking to take advantage of the growth of the Chinese environment protection market. The foreign companies include Bondtech of USA, Webeco of Germany and Ecodas of France.

Only a few domestic companies are in the industry because of the newness of the market. Some of the domestic competitors are state-owned.and tend to be aggressive in prices when bidding on projects. The domestic companies include Shandong Xinhua, Chongqing Zhide Boiler and Tianjin Green Tech.

Daifu competes on the basis of price and quality of our products, the ability to produce a diverse range of products and customer service. Our high-temperature, high-pressure treatment technology is more advanced and environment-friendly than the competing technologies, such as incineration, vacuuming or microwaving.

RISK FACTORS

Report investors should carefully consider and evaluate each of the following considerations and all other information set forth in this Report before deciding to invest in our common stock. To the best of our knowledge and belief, all risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial conditions, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Shares could decline and you may lose all or part of your investment in our Shares.

This Report also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward looking statements due to certain factors including the risks and uncertainties faced by us, as described below and elsewhere in this Report.

RISKS RELATED TO OUR BUSINESS

Daifu is a relatively new company and may experience volatility in our business

Daifu only started to operate in 2001 and has not achieved significant revenue through 2010. During this period, it has experienced significant challenges in expanding its business and selling its systems. The reason for the challenges is that the MWT industry was nonexistent in China until the 2001 SARS outbreak. Hospitals and medical institutions reused the medical supplies like needles. Selling used medical supplies for profit was common. Daifu had to educate medical institutions and the Chinese government about the critical need treat medical waste properly. While daifu has seen significant improvement in the general public’s knowledge and awareness of the MWT industry, we cannot assure that the MWT industry will grow as daifu hase projected. Not meeting projections will impact daifu's business negatively.

Our planned expansion into the Medical Waste Treatment Management Center business is a new business for us and we may experience difficulties implementing the plan

Daifu plans to expand into the MWT center operation and management business by leveraging our industry leadership in the equipment sector. If successfully implemented, the strategy will greatly enhance our industrial and competitive position and generate recurring revenue for us. However, the MWT industry, especially the operation and management of treatment centers, is competitive and undeveloped. Because every city has one or two centers, the operators have close connections with the regulatory agency in the city. One consequence is a lack of transparency or predictability in the MWT center operation and management business. Our plan to acquire these centers may not succeed because of the lack of transparency or predictability. The failure would result in slower growth of Daifu's business than projected.

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Daifu does not own any manufacturing facilities so our product quality and delivery time may experience negative variances

Currently, Daifu manufactures our MWT systems through third-party OEM partners. The relationship is mutually beneficial, and we are satisfied with the quality of the manufactured systems and the price and terms. Still, because China has special requirements for pressurized containers, Daifu wants to start manufacturing directly. We are thus considering the acquisition of a special boiler company in China so that we can start to make the systems. However, no understandings, commitments or agreements are in place for the acquisition at this time, and we cannot assure that the acquisition can be completed timely on favorable terms and price. Not having our own manufacturing facilities may our hinder our future growth.

The medical waste treatment industry is heavily regulated by Chinese government and changes in government regulation may negatively impact Daifu's business

The Chinese government has issued rules, regulations and standards for the disposal and treatment of medical waste as well as other hazardous waste. It also regulates who can operate and manage the municipal treatment centers. The standards and regulations regarding the treatment centers also change frequently. This regulatory environment creates uncertainty for us, and future changes may adversely affect our business.

Failure to achieve our acquisition strategy would impact our ability to grow

Part of Daifu's strategy is to grow through acquisitions of other product lines, technologies or facilities that will complement or expand our existing business. We may fail to achieve this part of our business strategy. A limited number of potential targets are available in the MWT industry, including both system manufacturers and MWT centers. Daifu may not identify suitable acquisition candidates or negotiate attractive terms. In addition, Daifu may have difficulty obtaining financing necessary to complete acquistions.

Acquisitions may dilute equity ownership and value and may result in more negatives than benefits

Future acquisitions may involve the issuance of our equity securities that would dilute ownership interests of current shareholders. In addition, future acquisitions may adversely affect Daifu earnings or earnings per share. We also may incur additional debt or suffer adverse tax and accounting consequences from future acquisitions, and then the benefits from an acquisition may be less than the negatives.

Failure to integrate acquired companies successfully could disrupt Daifu, and integration issues could distract management.

Even if we succeed in completing acquisitions, we might experience difficulties integrating the acquired businesses or assets. Acquisitions might result in unanticipated liabilities, unforeseen expenses and distraction of management’s time and attention.

Daifu now has a small number of customers, and results from operations and shareholder value could be adversely affected if we fail to acquire new customers.

Daifu has a limited history of operation. In 2009, we acquired one new customer. In 2010, we acquired six new customers and in the six months ended June 30, 2011, we acquired two new customers. As discussed before, the sale cycle for our MWT systems is time-consuming and unpredictable. Failure to achieve significant sales growth, would adversely affect future revenues and stockholder value.

Our products could be subject to product liability claims by customers and/or consumers, which would adversely affect our profit margins, results of operations and stockholder value.

Daifu's MWT system is used in hospital, medical institutions and municipal medical waste treatment centers. If our products are not properly designed or built and/or personal injuries or environmental accidents are sustained from our equipment, we could be subject to claims for damages based on theories of product liability and other legal theories. The costs and resources to defend claims could be substantial. We could be responsible for paying some or all of the damages if the claims succeed in court or through settlement. Also, our reputation could be adversely affected, whether or not the claims are successful. Any of these results would adversely affect our profit margins, results from operations and stockholder value.

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Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our system and possibly hurting our operating results.

Our business plan is to grow significantly to meet the anticipated growth in demand for our MWT systems and enter into the MWT center management business. Growth in our business may significantly strain our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

our ability to successfully and rapidly expand sales of our system nationwide to meet the expected increased demand;
unexpected changes in the regulatory environment of our industry;
the costs associated with growth that are difficult to quantify, but could be significant; and
technological change.

To accommodate the expected growth and compete effectively, daifu will need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees. Our operating results could be adversely affected if the needed funding is not obtained.

We depend heavily on key personnel

Our future business and results of operations depend on the our key technical and senior management personnel, including Dr. Michael Hon Choi Choy, our director, Mr. Chien Chih Liu, our Chief Executive Officer, and Ms. Yin Jie, our Chief Operating Officer. They also depend on our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our business. If we lose a key employee or if a key employee fails to perform as expected, or if we are unable to attract and retain skilled employees as needed, our business could be adversely affected. Turnover in our senior management would result in the loss of institutional knowledge held by our existing senior management team and could adversely affect our company.

Our holding company structure may limit the payment of dividends to our stockholders

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

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Our business is solely in the PRC

All our products have been sold to the PRC market. As such, our business and prospects are susceptible to changes in the PRC MWT market that could adversely affect demand for our systems. Our business could be adversely affected if our PRC business drops, and if we are unable to make up the decline with sales outside the PRC.

Our competitiveness is dependent on our continuing R&D

We emphasize R&D, in particular to develop advanced systems that lower emissions and increase efficiency of our MWT systems. Our continuing emphasis on R&D to improve product quality and develop new products to meet changing market demands is important to our future growth and prospects. We cannot assure that our R&D efforts in the development of new products will yield commercially viable products. or the sale of such products.

Achieving or maintaining our profitability and adequate working capital

We cannot assure that our achieve profitability. Our plan to expand our product line and sales force and to enter into the operation and management of MWT centers in the PRC will increase our operating costs. This increase in operating costs without a corresponding revenue increase will have a negative impact on our operating results.

We cannot assure that we will be able to secure funding on acceptable terms when required. The inability to maintain sufficient working capital to meet our business requirements, implement plans or react to changes in our business and industry will negatively affect our business and financial condition.

Relationship between Hydroclave Canada and Hydroclave China, our subsidiary

Daifu sells non-incinerator medical waste treatment products using technology developed by Hydroclave Systems Corporation, a Canadian company (“Hydroclave Canada”). Hydroclave Canada has granted in a technology transfer agreement the rights to manufacture non-incinerator medical waste treatment systems using Hydroclave Canada technology to Hydroclave China for sale only to daifu Waste Solutions and to Hydroclave Canada. The consideration for the technology transfer agreement is a 5% share ownership in Hydroclave China and 5% royalty fee payable by Hydroclave China for every product that Hydroclave China supplies to daifu Waste Solutions.

Hydroclave Canada and Hydroclave China had a dispute over the technology transfer agreement in the past, but no dispute has happened in the last three years. Nonetheless, a risk remains that a dispute with Hydroclave Canada may arise again over the technology transfer agreement.

Protection of our intellectual property

Daifu has no patents on its technology registered in the PRC. Its steam based MWT systems is licensed from Hydroclave Canada. Hydroclave Canada does not have PRC protection for the licensed technology.

Daifu has one trademark registered in the PRC. Although this trademark is protected through registration, the ability to enforce intellectual property rights in the PRC is currently not as certain or effective compared to some developed countries. Our sales and profitability depends to a certain extent on our trademarks and may be adversely affected if we are unable to enforce our intellectual property rights effectively.

RISKS RELATING TO OUR INDUSTRY

Competition

We face competition from local and overseas companies. producers. Some competitors have longer operating histories, larger customer bases, stronger relationships with their customers, greater brand or name recognition and greater financial, technical, marketing and public relations resources than we have. Our business will be adversely affected if we are unable to compete effectively.

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We compete on the basis of price, quality and brand recognition. If we are not competitive on pricing, our business and results of operations may be adversely affected. Any deficiencies in the quality of our MWT systems or the level of our service to our customers or any price war will also affect our business and results of operations.

Dependency on the hospital and medical institution industry

The principal customers for our MWT systems are hospital and medical institutions in the PRC. Any adverse change in the outlook or growth of the hospital and medical institution industry in the PRC may adversely affect the demand for our MWT systems. Our business will also be adversely affected if we are unable to expand our customer base.

Environmental protection laws and regulations

Daifu is required to comply with the environmental protection laws and regulations promulgated by the state and local governments of the PRC and the standards applicable to the discharge of waste water, solid waste, effluents and gases. These regulations impose penalties for noncompliance. The nature of our business is that waste water and wastes are regularly discharged from our production processes.

Our OEM partners have installed waste treatment facilities in their production facilities to treat the discharges. However, there can be no assurance that we will at all times be in full compliance with the laws and regulations. Any failure by us to discharge the waste generated in the production process in could subject us to warnings, fines or other penalties. If our business operations result in environmental pollution, we will also be obliged to cure the harm caused to the environment and pay compensation to the entity or individual that suffers direct losses from the pollution. These events may negatively affect our business.

In addition, the promulgation of any new environmental laws or regulations that require us to acquire equipment or incur additional capital expenditure will increase our costs and affect the profitability of our business.

RISKS RELATING TO THE PRC

Uncertainties in PRC economic conditions that may arise from changes in government policies and social conditions

Since 1978, the PRC government has undertaken various reforms of its economic systems. The reforms have resulted in economic growth for the PRC in the last two decades. However, many of the reforms are unprecedented or experimental, and are expected to be refined and modified. Other political, economic and social factors may also lead to further adjustments to the reforms. This refinement and readjustment of policies, laws, regulations or their interpretation or implementation create uncertainty in economic conditions that may materially and adversely impact our operations in the PRC or our financial performance.

PRC laws and regulations

Our business and operations in the PRC are subject to the legal system of the PRC. The PRC legal system is a codified system with written laws, regulations, circulars, administrative directives and internal guidelines. A violation of these laws, regulations and the like by our PRC subsidiaries will subject them to prescribed penalties. The PRC government is still developing its legal system to meet the needs of investors and to encourage foreign investment. Further, the PRC economy is generally undergoing development at a faster pace than its legal system. These two facts create uncertainty about the applicability laws and regulations. Some of the laws and regulations, and their interpretation, implementation and enforcement are still developing, and subject to policy changes. Also, precedents on the interpretation, implementation and enforcement of the PRC laws and regulations are limited, and higher court decisions in the PRC do not have any binding effect on lower courts. Thus, the results of legal disputes may not be as consistent or predictable as in other more developed countries. It may also be hard to obtain quick and equitable enforcement of laws in the PRC, or to obtain enforcement of a judgment of a court of another jurisdiction.

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Compliance with the United States Foreign Corrupt Practices Act

Daifu is required to comply with the United States Foreign Corrupt Practices Act. This act prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from governmental customers to give our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses. These practices would put us at a disadvantage. Although we inform our employees that such practices are illegal, we cannot assure that our employees or other agents will not engage in conduct that would violate the US Foreign Corrupt Practices Act. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties under the act.

PRC foreign exchange control of dividends and other payments from our PRC subsidiary

The applicable law in respect of the conversion of RMB into other currencies is the Regulation for Foreign Exchange Controls of the PRC (“Regulation”), which came into effect on 1 April 1996 and was amended as of 14 January 1997.

Under the Regulation:

The conversion of RMB into foreign currencies for the use of recurring items, including the distribution of dividends and profits to foreign investors of foreign investment enterprises is permissible and foreign investment enterprises are permitted to remit foreign currencies from their foreign currency bank accounts in the PRC upon the presentation of board resolutions authorizing the distribution of profits or dividends, subject to other requirements being satisfied; and

The conversion of RMB into foreign currencies for capital items, such as repatriation of capital, repayment of loans and securities investment, is still under control.

In addition, in December 2006, the People's Bank of China promulgated the Administrative Measures for Individual Foreign Exchange, which set forth the respective requirements for foreign exchange transactions by PRC individuals under either current account or the capital account. In January 2007, the PRC State Administration for Foreign Exchange (“SAFE”) issued the Implementation Rules of the Administrative Measures for Individual Foreign Exchange, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen's participation in employee stock ownership plans or stock option plans of an overseas publicly-listed company. On March 28, 2007, SAFE promulgated the Processing Guidance on Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas-Listed Companies. PRC citizens who are granted stock options by an overseas publicly-listed company are required, through a qualified PRC domestic agent or PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures.

Our PRC employees and shareholders are subject to the stock option rules and guidance. Our PRC employees and shareholders have yet to complete the registration process upon the completion of the merger. Failure to comply with the stock option rule and related rules will subject us or our PRC citizen employees participating in our stock incentive plan to fines and other legal or administrative sanctions Restrictions could be imposed on our execution of option plans, including the grant of options under the plans to our employees. The restrictions could adversely affect our ability to hire and retain employees.

Effect on our financial performance of changes of PRC laws and regulations on currency conversion

Under the present unified floating exchange rate system, the People’s Bank of China publishes a daily exchange rate for the RMB based on the previous day dealings in the inter-bank foreign exchange market. Under this unified floating exchange rate system, fluctuations in the exchange rate of the RMB against other currencies are to some extent subject to market forces. Moreover, no assurance can be given that the RMB will not be subject to devaluation or depreciation from administrative or legislative intervention by the PRC government or adverse market movements. A devaluation of the RMB may adversely affect our cash flow position in the repayment of any foreign currency debt. Conversely, an appreciation of RMB could lead to a reduction in the prices of imported products that would adversely our competitiveness against foreign MWT systems imported to the PRC.

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Expected increase in competition following the PRC’s entry into the World Trade Organization (WTO)

The PRC has gained entry into the WTO. The entry may result in the lowering or elimination of trade tariffs and import controls on imports of foreign MWT products into the PRC may be lowered or removed. A reduction of import tariffs and barriers will tend to increase competition from competitive foreign MWT products. The increased competition may result in lower prices and profitability for daifu's MWT systems.

RISKS RELATING TO AN INVESTMENT IN OUR COMMON STOCK

Our Directors, Substantial Shareholders and their associates, who will in aggregate own approximately 70.87% of our enlarged share capital and Common Stock equivalents (including the shares underlying the Rotoblock Warrants)., will retain significant control over our Company after the Share Exchange, which will allow them to influence the outcome of matters submitted to stockholders for approval

Upon completion of the Share Exchange, Rotoblock Directors and Substantial Shareholders will beneficially own in aggregate approximately 70.87% of our outstanding Common Stock and Common Stock equivalents (including the shares underlying the Rotoblock Warrants). As a result, these persons, if they act together, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions, and will have veto power in respect of any stockholder action or approval requiring a majority vote. Such concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of our Company which may not benefit all stockholders.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities

Rotoblock has currently only a limited public market for our Common Stock, which is listed on the Over-the-Counter Bulletin Board. No assurance can be given that a trading market will develop further or be maintained in the future.

The price of Rotoblock Common Stock may be volatile, which could result in substantial losses for stockholders

The market price of Rotoblock Common Stock may be highly volatile and could be subject to wide fluctuations in response to variations in operating results. These fluctuations may be exaggerated if the trading volume of the stock is low. In addition, the market price of the Rotoblock Common Stock may also rise and fall as a result of, among others, the following factors, some of which are beyond our control:-

(i)                 the success of our management team in implementing business and growth Strategies;

(ii)               gain or loss of an important business relationship;

(iii)             changes in analysts’ recommendations or perceptions;

(iv)             changes in general economic conditions or stock market sentiments or other events or factors;

(v)               changes in share prices or prospects of companies with similar businesses as our Group that are listed in Singapore or elsewhere; and broad stock market fluctuations.

Future sales of our common stock could adversely affect our share price

Rotoblock's directors and substantial shareholders collectively hold approximately 70.87% percent of Rotoblock's issued and outstanding Common Stock and Common Stock equivalents (including the shares underlying the Rotoblock Warrants). Any sale of Rotoblock Common Stock by our directors and substantial shareholders could cause the price of the Common Stock to fall and may thereby also affect our ability to raise funds through issuance of equities or other forms of securities.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Share Exchange:

(a) Chien Chih Liu tendered his resignation as Chairman of the Board of Directors and Dr. Michael Choy was appointed Chairman; Chien Chih Liu remained as Chief Executive Officer and

(b) Freddy Goman Yu Ting Chong was appointed as President, Jie Yin was appointed

Chief Operating Officer and Chow Chu Keung was appointed Chief Financial Officer. Richard Stefano resigned as an officer of the Company.

Set forth below is information regarding our current executive officers and directors:

Name	Age	Position
Dr. Michael Choy	58	Chairman, Director
Chien Chih Liu	39	Chief Executive Officer Director
Freddy Goman Yu Ting Chong	36	President
Chow Chu Keung	46	Chief Financial Officer, Director
Jie Yin	47	Chief Operating Officer

Michael Choy. Dr. Michael Choy was appointed a director on March 28, 2011 and became Chairman on November 11, 2011. Dr. Choy is the founder and chairman of daifuWaste Management Limited. He is also the founder of Tiantan Puhua Biomedical, Inc. a biotech company focusing on stem cell research and disease treatment in China as well as the founder of daifuMD Holding) Inc. , a web-based referral enterprise connecting patients to medical specialties in China. Dr. Choy holds degrees from the University of California, Berkeley and from California College of Podiatric Medicine. Dr. Choy has established a private medical practice in Northern California. In 9912, he founded a partnership of thirty-five U.S. medical doctors call Asia Pacific Medical Group , one of the largest private hospital chains in China, where has and continues to serve as chairman and chief executive officer.

Chien Chih Liu. Mr. Liu has served as Chairman and Chief Executive Officer since November 2007. Mr. Liu has over 15 years experience in international trade and project management. From 2002 to 2007, he was Vice President of Tianya Group, a company engaged in international trade and project management in California. Prior to the Tianya Group, he was in the real estate investment business in both the U.S. and China. Mr. Liu received a BS in Chemical Engineering from the University of California, Berkeley.

Freddy Goman Yu Ting Chong. Mr. Chong was appointed President on November 11, 2011. Mr. Goman Chong has been the President of daifuWaste Management Limited since September 2007. Prior to that, Mr. Chong was the senior director of Videonline, Inc., an Internet technology company. Mr. Chong has worked as a business development manager for News Corporation’s China Representative Office and Star TV. Mr. Chong received his MBA degree from Tsinghua-M.I.T. Sloan joint program at Tsinghua School of Economic and Management in 2004 and his Hon. Bachelor of Arts degree in Economics, Statistics and Actuarial Science from the University of Toronto in 1997.

Chow Chu Keung. Mr. Chow was appointed a director on March 28, 2011 and was appointed Chief Financial Officer on November 11, 2011. Mr. Chow is currently the Director and Senior Vice President of Finance for American Pacific Medical Group (“APMG”), a medical group owing several hospitals in China that was started by thirty-five medical doctors. Mr. Chow joined APMG in 1996. He is a fellow of the Chartered Association of Certified Accountants as well as an associate of the Chartered Institute of Management Accountants in the United Kingdom. He is also an Associate of the Hong Kong Institute of Certified Public Accountants. Mr. Chow appointed Chief Financial Officer on November 11, 2011

Jie Yin. Ms. Yin was appointed Chief Operating Officer on November 11, 2011. Ms. Yin has been the Chief Operating Officer of daifuWaste Management Limited since 2007. She has wide experience in the medical waste treatment business in China. Ms. Yin has also been employed in the medical, hospital and environmental industry in China and Singapore. Ms. Yin received her MBA degree from Capital Economy University in China in 2006.

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Item 8.01 Other Events.

On November 22, 2011, Rotoblock issued a press release announcing the consummation of the transactions contemplated by the Amended Share Exchange Agreement. The press release is annexed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not filed herewith, but will be filed by amendment within 71 calendar days after the date this report must be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K are not filed herewith, but will be filed by amendment within 71 calendar days after the date this report must be filed.

Exhibit No.	Description

99.1	Press Release dated November 22,2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused its Chief Executive Officer to sign this report on its behalf.

ROTOBLOCK CORPORATION

By: /s/ Chien Chih Liu

Name: Chien Chih Liu

Title: Chief Executive Officer

Dated: January 5, 2012

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